EXHIBIT 14.1

                       UNIVERSAL INSURANCE HOLDINGS, INC.



                       CODE OF BUSINESS CONDUCT AND ETHICS
                       -----------------------------------

                                 JANUARY 9, 2007

I.     STATEMENT OF POLICY
       -------------------

       Universal Insurance Holdings, Inc. ("UIH") and its subsidiaries (collectively, the "COMPANY") are committed to the highest standards of legal and ethical business conduct. Compliance with this Code of Business Conduct and Ethics ("CODE") is mandatory for every director, officer and employee of the Company. The Code should also be provided to and followed by all of the Company's agents and representatives, including its consultants.

       While this Code covers a wide range of business practices and procedures, it is not intended to be a comprehensive guide to all of our policies or to all of your responsibilities under the applicable laws or regulations. Rather, this Code sets out basic principles to help you resolve the ethical and legal issues that you may encounter in conducting our business. If a law conflicts with a policy in this Code, you must comply with the law; however, if a local custom or policy conflicts with this Code, you must comply with the Code. If you have any questions about these conflicts or any questions relating to the policies or application of the Code, please speak with your supervisor.

       We expect each of the directors, officers and employees of the Company to read and become familiar with the ethical standards described in this Code.
Violations of the law, our corporate policies or this Code may lead to disciplinary action, including termination of employment or service with the Company.

II.    HONEST AND ETHICAL CONDUCT
       --------------------------

       We have built our business through the assistance of quality employees and representatives who adhere to the very highest standards of honesty, ethics and fairness in our dealings with all of our business contacts. We place the highest value on the integrity of the directors, our officers and our employees of the Company, and demand this level of integrity in all our dealings. We insist on not only ethical dealings with others, but on the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

       COMPETITION AND FAIR DEALING

       All directors, officers and employees of the Company are required to deal honestly and fairly with our customers, suppliers, competitors, other employees and other third parties. We seek to outperform our competition fairly and honestly. Stealing proprietary information, possessing trade secret information that was obtained without the owner's consent, or inducing such disclosures by past or present employees of other companies is prohibited. No employee should

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take  unfair advantage of anyone through  manipulation,  concealment,  abuse  of privileged information, misrepresentation of material facts or any other intentional unfair practice.

       CONFLICTS OF INTEREST; CORPORATE OPPORTUNITIES

       The directors, officers and employees of the Company should not be involved in any activity that creates or gives the appearance of a conflict of interest between their personal interests and the interests of the Company. A conflict of interest occurs when an individual's private interest interferes or may appear to interfere with the interests of the Company as a whole. A conflict situation can arise when a director, officer or employee takes actions or has interests that may make it difficult to perform his or her work for the Company objectively and effectively. Conflicts of interests may also arise when a director, officer or employee, or a member of his or her family, receives an improper personal benefit as a result of his or her position with the Company.

       It may be a conflict of interest for a director, officer or employee to work simultaneously for a competitor, customer or supplier. The best policy is to avoid any direct or indirect business connection with our customers, suppliers or competitors, except on our behalf. In particular, except as provided below, no director, officer or employee shall:

       o be a consultant to, or a director, officer or employee of, or otherwise operate an outside business that:

                 > markets products or services in competition with our current or potential products and services;

                 >  supplies products or services to the Company; or

                 >  purchases products or services from the Company;

       o accept any personal loan or guarantee of obligations from the Company, except to the extent such arrangements have been approved by outside legal counsel and are legally permissible; or

       o conduct business on behalf of the Company with immediate family members, which include your spouse, children, parents, siblings and persons sharing your same home whether or not legal relatives.

       Directors, officers and employees must notify the Chairman of the Audit Committee of UIH ("AUDIT COMMITTEE") and the Chairman of the Board of Directors of UIH ("BOARD") in writing of the existence of any actual or potential conflict of interest. With respect to officers or directors, the Board may make a determination that a particular transaction or relationship will not result in a conflict of interest covered by this policy. With respect to all other employees or agents, outside legal counsel, acting independently, or the Board may make such a determination. Any waivers of this policy as to an officer or director may only be approved by the Board. If you are not sure whether a


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potential matter constitutes a conflict of interest, please contact the Chairman of the Audit Committee, who will assist you in the determination.

       CONFIDENTIALITY

       Our directors, officers and employees are entrusted with our confidential information and with the confidential information of our suppliers, customers or other business partners. This information includes all non-public information that might be of use to competitors or harmful to the Company or its customers, if disclosed, and may include (a) technical information about current and future products, services or research, (b) business or marketing plans or projections,
(c) earnings and other internal financial data, (d) personnel information, (e) supply and customer lists and (f) other non-public information that, if disclosed, might be of use to our competitors or harmful to our suppliers, customers or other business partners. This information is our property, or the property of our suppliers, customers or business partners, and in many cases was developed at great expense.

       Our directors, officers and employees must maintain the confidentiality of confidential information entrusted to them by the Company, its suppliers, customers or other business partners, except when disclosure is authorized by outside legal counsel or is otherwise required by applicable laws or regulations. This obligation to preserve confidential information continues even after your employment ends. In connection with this obligation, some employees may have executed a confidentiality agreement when they began employment with the Company. Please see your confidentiality agreement, if any, for further information regarding your responsibilities in this area.

       RECORD-KEEPING

       Honest and accurate recording and reporting of information is required of directors, officers and employees of the Company in order to make responsible business decisions. All of the books, records, accounts and financial statements of the Company must be maintained in reasonable detail, must appropriately reflect the Company's transactions, and must conform both to applicable legal requirements and to the Company's system of internal controls.

       PROTECTION AND PROPER USE OF CORPORATION ASSETS

       All directors, officers and employees should endeavor to protect the assets of the Company and ensure their efficient use. Theft, carelessness and waste have a direct impact on the Company's profitability. Any suspected incident of fraud or theft should be immediately reported for investigation. Equipment should not be used for non-Company business, though incidental personal use may be permitted. The law forbids persons from stealing the property of the Company, including cash, credit cards and other tangible and intangible assets. The Company's information technology system and other technology resources may be used only for legitimate business-related communications, though occasional personal use that does not interfere with the Company's business may be permitted. Employees must abide by all security restrictions on all of the Company's technology systems and resources and are

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prohibited  from  attempting  to evade, disable or "crack"  passwords  or  other security provisions or otherwise attempt to improperly access such systems or resources.

       The obligation to protect the assets of the Company includes its proprietary information. Proprietary information includes intellectual property such as trade secrets, patents, trademarks, and copyrights, as well as business, lists of customers, data, codes, programs, methods, processes, and procedures in connection with the development and providing of the Company' products, market research, marketing and service plans, designs, databases, records, salary information, the Company's agreements with vendors and other third parties, financial information and projections, and other commercially sensitive information which is not readily available to the public through legitimate origins, and any unpublished financial data and reports. Unauthorized use or distribution of this information would violate Company policy, could be illegal and may result in civil or even criminal penalties. The obligation to preserve confidential information continues even after employment ends.

       CORPORATE OPPORTUNITIES

       Employees, officers and directors are prohibited from taking for themselves personally opportunities that are discovered through the use of corporate property, information or position without the consent of the Board. No employee may use corporate property, information or position for improper personal gain, and no employee may compete with the Company directly or indirectly. Employees, officers and directors may owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises.

III.   PROVIDE FULL, FAIR, ACCURATE, TIMELY AND UNDERSTANDABLE DISCLOSURE
       ------------------------------------------------------------------

       We are committed to providing our stockholders and investors with full, fair, accurate, timely and understandable disclosure in the reports of the Company. You should take all steps available to assist the Company in these responsibilities. To this end, directors, officers and employees of the Company shall:

       o not make false or misleading entries in our books and records for any reason;

       o notify the Chief Financial Officer of UIH if they become aware of an unreported or questionable transaction;

       o maintain a system of internal accounting controls that will provide reasonable assurances to management that all transactions are properly recorded;

       o prohibit the establishment of any undisclosed or unrecorded funds or assets;

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

       o maintain a system of internal control over financial reporting that will provide reasonable assurances to our management that material information about the Company is made known to management, particularly during the periods in which our periodic reports are being prepared; and

       o     present   information   in  a  clear  and  orderly  manner  in  the
             information provided to stockholders and, if applicable, our periodic reports.

IV.    SPECIAL ETHICAL OBLIGATIONS FOR EMPLOYEES WITH FINANCIAL REPORTING
       ------------------------------------------------------------------
       RESPONSIBILITIES
       ----------------

       The Chief Executive Officer, Chief Financial Officer, controller, or other persons performing similar functions for the Company (collectively, the "Principal Officers"), each bear a special responsibility for promoting integrity throughout the Company. Furthermore, each of our Principal Officers has specific responsibilities with respect to the financial reporting and public disclosures of the Company. Because of this special role, our Principal Officers are bound by the following Financial Officer Code of Ethics, and each agrees that he or she will:

       o act with honesty and integrity, including the ethical handling of actual or apparent conflicts of interests between personal and professional relationships;

       o comply with all applicable laws, rules and regulations of federal, state, provincial and local governments, and other appropriate private and public regulatory agencies applicable to the performance of his or her duties with the Company;

       o comply with the established accounting procedures, system of internal control over financial reporting of the Company and generally accepted accounting principles;

       o promptly disclose to the Audit Committee any significant deficiencies in the design or operation of the internal control over financial reporting of the Company affecting the collection and reporting of financial data and any fraud involving management or other employees who play a significant role in the internal control over financial reporting of the Company; and

       o provide information that is accurate, complete, objective, relevant, timely and understandable to ensure full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, governmental agencies, including, if applicable, the Securities and Exchange Commission, and in other public communications made by the Company.


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V.     COMPLY WITH ALL LAWS, RULES AND REGULATIONS
       -------------------------------------------

       We are committed to full compliance with the laws and regulations of the cities and states in which we operate. We expect all of our directors, officers and employees to obey the law. Specifically, we are committed to:

       o maintaining a safe and healthy work environment and complying with all applicable safety and health laws;

       o promoting a workplace that is free from discrimination or harassment based on race, color, religion, sex, age, national origin, disability or other factors that are unrelated to the business interests of the Company;

       o supporting fair competition and laws prohibiting restraints of trade and other unfair trade practices;

       o conducting our activities in full compliance with all applicable environmental laws;

       o prohibiting any illegal payments, gifts or gratuities to any government or government employee;

       o     prohibiting the unauthorized  use,  reproduction or distribution of
             any  third  party's  trade  secrets,   copyrighted  information  or
             confidential information; and

       o     complying with all applicable state and federal securities laws.

       GOVERNMENT AND THIRD-PARTY INVESTIGATIONS

       The Company may be subjected to information requests, inspections or investigations by governmental entities or private, third-party litigants. The policy of the Company is to cooperate fully with all legal and reasonable information requests, inspections or investigations, but the Chief Executive Officer of UIH ("CEO") is responsible for determining how the Company will respond to such actions. Individual directors, officers and employees are not authorized to respond to such actions without first consulting with the CEO.

       All directors, officers and employees should notify the CEO immediately about any governmental or third-party information request, inspection, investigation, search warrant or subpoena of the Company or its personnel or customers. All directors, officers and employees should notify the CEO immediately about any information request, inspection or investigation by any stock exchange or self-regulatory organization that is directed to the Company or its personnel before any information is given to the entity.

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

       FOREIGN CORRUPT PRACTICES ACT COMPLIANCE

       The Foreign Corrupt Practices Act ("FCPA") makes it a crime for U.S. companies and individuals to make payments to foreign officials to influence a foreign official's acts or decisions or to induce a foreign official to act in violation of a lawful duty in order to obtain or retain business or secure improper advantage. All directors, officers and employees shall adhere to the FCPA.

       Directors, officers and employees should not pay money or give anything of value to any member of a public international organization or foreign government, political party or candidate for the purpose of obtaining or retaining business or to secure any improper advantage. Directors, officers and employees should not make payments to officials of foreign governments in order to get them to take routine actions, unless such payments are approved in advance by the CEO. All directors, officers and employees must truthfully and completely disclose in writing any payments made to foreign officials.

VI.    COMPLIANCE PROCEDURES; REPORTING VIOLATIONS; AND EFFECT OF VIOLATIONS
       ---------------------------------------------------------------------

       Compliance with this Code is the individual responsibility of every director, officer and employee. We attempt to foster a work environment in which ethical issues and concerns may be raised and discussed with supervisors or with others without the fear of retribution. It is our responsibility to provide a system of reporting and access when you wish to report a suspected violation, or to seek counseling, and the normal chain of command cannot, for whatever reason, be used.

       ADMINISTRATION

       The Board and Audit Committee have established the standards of business conduct contained in this Code and oversee compliance with this Code. This Code will be included in the orientation of new employees and provided to existing directors, officers and employees on an ongoing basis.

       REPORTING VIOLATIONS AND QUESTIONS

       Directors, officers and employees must promptly report, in person or in writing, any known or suspected violations of laws, governmental regulations or this Code to the Audit Committee at 1110 W. Commercial Boulevard, Suite 100, Fort Lauderdale, Florida 33309. Any questions or violation reports will be addressed immediately and seriously.

       NO RETALIATION

       We will not allow any retaliation against a director, officer or employee who acts in good faith in reporting any violation. All reports will be treated confidentially to every extent possible.

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       INTERNAL INVESTIGATION

       When an alleged violation of the Code is reported, we shall take prompt and appropriate action in accordance with the law and regulations otherwise consistent with good business practices. If the suspected violation appears to involve either a possible violation of law or an issue of significant corporate interest, or if the report involves a complaint or concern of any person, whether an employee, a stockholder or other interested person, regarding the Company's financial disclosure, internal accounting controls, questionable auditing or accounting matters or practices or other issues relating to our accounting or auditing, then the investigator should immediately notify the Chairman of the Audit Committee. Additionally, if a suspected violation involves any director or officer or if the suspected violation concerns any fraud, whether or not material, involving management or other employees who have a significant role in the Company's internal controls, the investigator, or any person who received such report should immediately report the alleged violation to the Chairman of the Audit Committee. The Chairman of the Audit Committee or outside legal counsel, as applicable, shall assess the situation and determine the appropriate course of action. At a point in the process consistent with the need not to compromise the investigation, a person who is suspected of a violation shall be apprised of the alleged violation and shall have an opportunity to provide a response to the investigator.

       CONSEQUENCES OF A VIOLATION

       Directors, officers and employees that violate any laws, governmental regulations or this Code will face appropriate, case-specific disciplinary action, which may include demotion or immediate discharge.

       AT-WILL EMPLOYMENT

       Nothing in this Code shall confer upon employees any right to continue in the employment of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or of the employee, which rights are hereby expressly reserved by each, to terminate the employee's service with the Company at any time for any reason, with or without cause.

VII.   COMPLIANCE PROCEDURES; REPORTING VIOLATIONS; AND EFFECT OF VIOLATIONS
       ---------------------------------------------------------------------

       Any waiver of this Code for officers or directors may be made only by the Board and will promptly be disclosed as required by any applicable law or stock exchange regulations.


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


                       UNIVERSAL INSURANCE HOLDINGS, INC.

                       CODE OF BUSINESS CONDUCT AND ETHICS

                           RECEIPT AND ACKNOWLEDGEMENT

       I have received and read Universal Insurance Holdings, Inc.'s Code of Business Conduct and Ethics. I understand it and agree to comply with it. I understand that the failure to do so will lead to disciplinary action, up to and including termination of employment and appropriate legal sanctions.


                                        __________________________________
                                        Print Name and Position


                                         _________________________________
                                        Signature


                                         _________________________________
                                        Date


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